UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-12

                      City National Bancshares Corporation
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                      CITY NATIONAL BANCSHARES CORPORATION
                                900 Broad Street
                            Newark, New Jersey 07102

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      To be held on Wednesday, May 16, 2007

Notice is hereby given that the Annual Meeting of Stockholders of City National Bancshares Corporation (the "Corporation") will be held at City National Bank of New Jersey located at 900 Broad Street, Newark, New Jersey, on Wednesday, May 16, 2007, at 6:00 p.m. for the following purposes:

         1. To elect two (2) directors for terms of three (3) years or until their successors are elected and qualified; and

         2. To ratify the appointment of KPMG LLP as the Corporation's registered independent public accountants for the fiscal year ending December 31, 2007.

Stockholders of record at the close of business on April 10, 2007 are entitled to notice of and to vote at the meeting.

The Corporation's Proxy Statement and its 2006 Annual Report to Stockholders accompany this Notice.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. ACCORDINGLY, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                By order of the Board of Directors

                                /s/  Lemar C. Whigham

                                Lemar C. Whigham
                                Secretary


Newark, New Jersey
March 30, 2007

                      CITY NATIONAL BANCSHARES CORPORATION
                                900 Broad Street
                            Newark, New Jersey 07102
                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 16, 2007
Introduction
The enclosed proxy is solicited by and on behalf of the Board of Directors of City National Bancshares Corporation (the "Corporation") for use at the Annual Meeting of Stockholders to be held on Wednesday, May 16, 2007, at 6:00 p.m., at City National Bank of New Jersey located at 900 Broad Street, Newark, New Jersey or at any adjournment thereof.

Voting and Revocability of Proxy
The enclosed proxy is for use at the meeting if you do not attend the meeting, or if you wish to vote your shares by proxy even if you attend the meeting. You may revoke your proxy anytime before its exercise by (i) giving written notice to the Secretary of the Corporation, (ii) submitting a proxy having a later date, or (iii) appearing at the meeting and requesting to vote in person. Where a choice or abstention is specified in the form of proxy with respect to a matter being voted upon, the shares represented by proxy will be voted in accordance with such specification. If a proxy is signed but no specification is given, the shares will be voted for the director nominees named herein and in favor of the other proposal described below.

This Proxy Statement and the enclosed proxy and 2006 Annual Report to Stockholders are being first mailed to our stockholders on or about April 27, 2007. The Corporation will bear the cost of preparing this Proxy Statement and of soliciting proxies in the enclosed form. Proxies may be solicited by our employees, either personally, by letter or by telephone. Such employees will not be specifically compensated for soliciting said proxies.

Only holders of record of the Corporation's common stock at the close of business on April 10, 2007 (the "Record Date"), are entitled to notice of, and to vote at, the meeting. At the close of business on the Record Date, there were outstanding and entitled to vote, 133,615 shares of common stock, each of which is entitled to one vote. The presence in person or by proxy of a majority of the outstanding shares of common stock will constitute a quorum for the purposes of the meeting.

For purposes of counting votes, abstentions and broker non-votes (i.e., shares held by brokers that they can't vote because they haven't received voting instructions from their customers with respect to matters voted on) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the votes cast on any matter at the meeting, only "FOR" and "AGAINST" votes are included.

The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expense incurred in sending proxies and proxy materials to beneficial owners of the Corporation's common stock.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

The Board of Directors of the Corporation is divided into three classes of approximately equal size. Directors are elected for three-year terms on a staggered basis, so that the term of office of one class will expire each year at the annual meeting of stockholders when a successor is elected and qualified and terms of office of the other classes will extend for additional periods of one and two years, respectively.

Voting Procedures
Directors are elected by a plurality of votes cast. Shares cannot be voted for a greater number of persons than the number of nominees named herein. Should any nominee be unavailable for election by reason of death or other unexpected occurrence, the enclosed proxy, to the extent permitted by applicable law, may be voted with discretionary authority in connection with the nomination by the Board and the election of any substitute nominee. PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED BELOW TO SERVE FOR THREE (3) YEAR TERMS EXPIRING AT THE 2010 ANNUAL MEETING OF STOCKHOLDERS.

Barbara Bell Coleman and Lemar C. Whigham, currently serving as directors of the Corporation, are being nominated to serve as directors with terms expiring at the 2010 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

Information is presented below relating to the principal occupation, the business experience, the number of shares of the Corporation beneficially owned and the period during which each director has served on the Board of Directors of the Corporation and the Board of Directors of City National Bank of New Jersey (the "Bank"), as well as the number of shares of such common stock beneficially owned by all directors and executive officers as a group.

--------------------- ---- --------- ---------- ------------------------------------------------------------------------------------
                           Director             Principal Occupations During Past Five Years; Other Public Company
Name of Director      Age  Since     Term Ends  Directorships
--------------------- ---- --------- ---------- ------------------------------------------------------------------------------------
Douglas E. Anderson   57   1989      2008       Retired Executive Vice President, JPMorgan Chase Bank
Barbara Bell Coleman  56   1995      2007       President, BBC Associates, L.L.C. (consulting services); director, Hilton
                                                Hotels Corp.
Eugene Giscombe       66   1991      2008       President, Giscombe Henderson, Inc. (property management firm); President, 103
                                                East 125th Street Corporation (property holding company)
Louis E. Prezeau      64   1989      2008       President and Chief Executive Officer, City National Bank of New Jersey and City
                                                National Bancshares Corporation
Lemar C. Whigham      63   1989      2007       President, L & W Enterprises (vending machine operations)


--------------------------------------------------------------------------------
The Board has nominated and recommends a vote "FOR" the election of the nominated slate of directors.
--------------------------------------------------------------------------------

                                   PROPOSAL 2
                      APPOINTMENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

The accounting firm of KPMG LLP served as the independent public accountants for the Corporation for the year ended December 31, 2006. Services provided included the examination of the consolidated financial statements and preparation of the tax returns.

The Board has appointed KPMG LLP as the independent public accountants for the Corporation and the Bank for 2007. Stockholder ratification of the appointment is not required under the laws of the State of New Jersey, but the Board has decided to ascertain the position of the stockholders on the appointment. The Board may reconsider the appointment if it is not ratified. The affirmative vote of a majority of the shares voted at the meeting is required for ratification.

Representatives of KPMG LLP are expected to be present at the meeting and will be allowed to make a statement if they so desire. Additionally, they will be available to respond to appropriate questions from stockholders during the meeting.

The Corporation incurred the following fees for services provided by KPMG LLP:

                                2006         2005
                              --------     --------
Audit fees                    $110,000     $119,500
Tax service fees                21,500       39,300
                              --------     --------
                              $131,500     $158,800
                              --------     --------

All audit, as well as non-audit, services to be performed by the independent accountants to the Corporation must be pre-approved by the Audit Committee in order to assure that the provision of such services does not impair the auditor's independence. During 2006, the Audit Committee pre-approved all of the services provided by KPMG LLP. The Audit Committee has considered the provisions of these services by KPMG LLP and has determined that the services are compatible with maintaining KPMG LLP's independence.

--------------------------------------------------------------------------------
The Board recommends a vote "FOR" ratification of the selection of KPMG LLP as independent registered public accountants for 2007.
--------------------------------------------------------------------------------

                              CORPORATE GOVERNANCE

General
The business and affairs of the Corporation are managed under the direction of the Board of Directors. Board members are kept informed of the Corporation's business by participating in meetings of the Board and its committees and through discussions with corporate officers. All members also served as members of the Corporation's subsidiary bank, City National Bank of New Jersey, during 2006. It is the Corporation's policy that all directors attend the annual meeting, absent extenuating circumstances.

Director Independence
The Board has determined that all the directors with the exception of Louis E. Prezeau are "independent" within the meaning of the NASDAQ listing standards. In reviewing the independence of these directors, the Board considered that transactions with the Bank were made in the ordinary course of business, including loans that were made in accordance with Federal Reserve Regulation O.

Stockholder Communications with Directors
Stockholders and other interested parties may send written communications to the Board of Directors, an individual director or the non-management directors as a group by mailing them to the aforementioned individuals, c/o Assistant Secretary, City National Bank of New Jersey, 900 Broad Street, Newark, New Jersey, 07102. All communications will be forwarded to the appropriate party, unless the communication is a personal or similar grievance, an abusive or inappropriate communication or a communication not related to the duties or responsibilities of the aforementioned parties, in which case the Assistant Secretary has the authority to disregard the communication.

Meetings of the Board of Directors and Committees
During 2006, the Board of Directors held thirteen meetings. A quorum was present at all meetings. No director attended fewer than 75% of the meetings held by the Board and committees of which such director was a member.

All directors of the Corporation are also directors of the Bank. Regular meetings of the Corporation's and the Bank's Boards of Directors are held monthly. Additional meetings are held when deemed necessary. In addition to meeting as a group to review the Corporation's business, certain members of the Board also serve on certain standing committees of the Bank's Board of Directors. These committees, which are described below, serve similar functions for the Corporation.

Because of the relatively small size of the Corporation's Board, there is no standing Nominating Committee or nominating committee charter. The individual members of the entire Board, exclusive of interested directors, make the specific recommendations for Board nominees, including the director nominees herein. Qualifications for prospective directors are reviewed by the entire Board.

The Board has not formulated specific criteria for nominees, but it considers qualifications that include, but are not limited to, ability to serve, conflicts of interest, and other relevant factors. In consideration of the fiduciary requirements of a Board member, and the relationship of the Corporation and its subsidiaries to the communities it serves, the Committee places emphasis on character, ethics, financial stability, business acumen, and community involvement among other criteria it may consider. In addition, as a bank holding company, the Corporation is regulated by the Federal Reserve Board ("FRB") and the Bank, as a national banking association, is regulated by the Office of the Comptroller of the Currency ("OCC"). Directors and director-nominees are subject to various laws and regulations pertaining to bank holding companies and national banks, including a minimum stock ownership requirement.

The Board may consider recommendations from shareholders nominated in accordance with the Corporation's Bylaws by submitting such nominations to the President of the Corporation and the Bank, the Office of the Comptroller of the Currency and the Federal Reserve. For additional information regarding the requirements for shareholder nominations of director nominees, see the Corporation's By-laws, copies of which are available upon request. The Corporation has not paid a third party to assist in identifying, evaluating, or otherwise assisting in the nomination process.

The Audit and Examining Committee reviews significant auditing and accounting matters, the adequacy of the system of internal controls and examination reports of the internal auditor, regulatory agencies and independent public accountants. Messrs. Anderson, Giscombe and Whigham currently serve as members of the Committee. Mr. Lemar Whigham serves as Chairperson of the Committee. The Committee met four times during 2006. All directors on the Audit and Examining Committee are considered independent under Securities and Exchange Commission rules applicable to audit committees. Mr. H. O'Neil Williams, who was considered the Committee's "financial expert" as defined in Item 401(h) of Securities and Exchange Commission Regulation S-K, resigned during 2006 and has not yet been replaced.

The Audit and Examining Committee operates pursuant to a charter, which gives the Committee the authority and responsibility for the appointment, retention, compensation and oversight of the Corporation's independent registered public accounting firm, including pre-approval of all audit and non-audit services to be performed by the Corporation's independent registered public accounting firm (see "Proposal 2 Appointment of Independent Registered Public Accounting Firm" elsewhere in this Proxy). The Audit and Examining Committee acts as an intermediary between the Corporation and the independent auditor and reviews the reports of the independent auditor. A copy of the charter was attached as an exhibit to the Corporation's Proxy Statement for the 2002 Annual Meeting and is available to any stockholder upon request in accordance with the request procedures set forth in the section titled "Stockholder Communications with Directors" set forth elsewhere in this Proxy.

The Loan and Discount Committee reviews all loan policy changes and requests for policy exceptions and loans approved by management. Messrs. Anderson, Giscombe, Prezeau and Whigham and Ms. Coleman currently serve as members of the Committee. Mr. Anderson serves as Chairperson of the Committee. The Committee met 12 times during 2006.

The Investment Committee reviews overall interest rate risk management and all investment policy changes, along with purchases and sales of investments. Messrs. Anderson, Giscombe, Prezeau and Whigham currently serve as members of the Committee. Mr. Prezeau serves as Chairperson of the Committee. The Committee met four times during 2006.

The Personnel/Director and Management Review Committee deals in broad terms with personnel matters and reviews director and executive officer compensation. Messrs. Giscombe, Prezeau (the chairman and chief executive officer of the Corporation), Whigham and Ms. Coleman currently serve as members of the Committee. Ms. Coleman serves as Chairperson of the Committee. All of these individuals deal daily with issues related to attracting, retaining, and measuring employee performance. The Committee recommends to the Board of Directors the annual salary levels and any bonuses to be paid to any Corporation or Bank executive officers. The Committee also makes recommendations regarding other compensation related matters. The Committee has not delegated this authority. The Committee does not engage consultants. The Committee does not have a charter although it will evaluate whether a charter will be useful in the conduct of its duties in future deliberations. The executive officers do not play a role in the compensation process, except for the chief executive officer, Mr. Prezeau, who presents information regarding the other executive officers to the Committee for their consideration. Mr. Prezeau is not present while the Committee deliberates on his compensation package. The Committee met three times during 2006. See the "Compensation Discussion and Analysis" section for more information regarding the role of the Committee.

The Building and Grounds Committee considers branch expansion and matters concerning Bank premises. Messrs. Giscombe, Prezeau and Whigham currently serve as members of the Committee. Mr. Giscombe serves as Chairperson of the Committee. The Committee did not meet during 2006.

The Marketing Committee oversees the Bank's marketing plan and strategies. Ms. Coleman and Messrs. Anderson, Giscombe, Prezeau and Whigham currently serve as members of the Committee. Ms. Coleman serves as Chairperson of the Committee. The Committee held three meetings during 2006.

Code of Ethics and Conduct
The Corporation has adopted a Code of Ethics and Conduct which applies to all the Corporation's officers and employees. Interested parties may obtain a copy of such Code of Ethics and Conduct, without charge, by written request in the same manner as provided in the section "Stockholder Communications with Directors" set forth elsewhere in this Proxy.

                              DIRECTOR COMPENSATION

Each director of the Corporation receives an annual retainer of $4,000 and a $600 fee for each board meeting attended except for the chairperson, who receives $700, and the secretary, who receives $650. Committee chairpersons receive $350 for each meeting attended other than the chairperson of the Loan and Discount Committee, who receives $400 per meeting. Other committee members receive $300 for each meeting attended, except for Audit Committee members, who receive $400 for each meeting attended. Directors are eligible to receive bonuses based on the overall earnings performance of the Corporation for the previous fiscal year as determined by the chief executive officer of the Corporation.

Compensation Table
Annual compensation paid to directors in 2006 is presented in the table below and includes the annual retainer and meeting and committee fees. In addition, there is a Directors Retirement Plan.

--------------------------------------------------------------------------------------------------------------
                                                  Change in Pension Value
                                                     and Non-Qualified
                       Fees Earned or Paid in      Deferred Compensation           All Other
        Name                       Cash (1)             Earnings (2)            Compensation (3)       Total
--------------------------------------------------------------------------------------------------------------
Douglas Anderson**                     $19,200                  $4,626                   $2,500       $26,326
--------------------------------------------------------------------------------------------------------------
Barbara Bell Coleman                    17,550                   2,996                    2,500        23,046
--------------------------------------------------------------------------------------------------------------
Eugene Giscombe*                        21,225                   8,669                    2,500        32,394
--------------------------------------------------------------------------------------------------------------
Louis E. Prezeau                        18,600                  11,015                    2,500        32,115
--------------------------------------------------------------------------------------------------------------
Lemar C. Whigham                        21,250                   9,975                    2,500        33,725
--------------------------------------------------------------------------------------------------------------

*Chairman
**Vice Chairman
(1)      Includes committee fees and fees for chairing Board Committees.
(2) Represents the change in the net present value of pension and director retirement plan benefits between 2005 and 2006 taking into account the age of each director, a present value factor, an interest discount factor and time remaining until retirement.
(3)      Represents bonuses paid for achieving overall earnings targets.

Director Retirement Plan
Effective January 1, 1997, the Corporation instituted a director retirement plan. Under this plan, a director who attains the age of at least 65 and has completed five years of service on the Board, shall receive an annual benefit equal to 50% of the aggregate amount of the director's fees paid to such director during the then last full fiscal year of the Corporation (the "normal retirement benefit"). This annual benefit is to be paid each year for ten years beginning on the date the director retires from service on the Board. If the director ceases service on the Board prior to attaining the age of 65 but after completing at least five years of service on the Board, the director shall receive an annual benefit equal to the normal retirement benefit payable over the same period of time multiplied by a fraction the numerator of which is the director's years of service prior to termination of employment and the denominator of which is the years of service the director would have had the director remained employed until age 65. By way of example, if Mr. Prezeau were to have ceased service on the Board as of December 31, 2006, he would have been entitled to receive a lump sum payment of $9,790.

Upon a change in control of the Corporation (which is defined in the director retirement plan as the acquisition by a non-affiliate of the Corporation of 30% or more of the Corporation's outstanding common stock which is followed by (a) the termination of a director for any reason, or (b) the failure of such director to be elected, for whatever reason, for an immediately succeeding term upon the natural expiration of his/her term) followed by a termination of the director's status as a member of the Board for any reason or a failure for whatever reason for the director to be nominated and elected to an immediately succeeding term, the director shall receive a benefit equal to the present value (discounted at the rate of 4%) of a theoretical series of 120 monthly payments, with each payment equal to 1/12 of the normal retirement benefit without regard as to whether the director otherwise qualified for the normal retirement benefit. By way of example, if a change of control had occurred and Mr. Prezeau was not re-elected or was terminated following such change of control at December 31, 2006, he would have received a lump sum payment of $72,535.

If a director dies while in active service on the Board, the designated beneficiary of such director shall receive the greater of (a) that part of the normal retirement benefit accrued by the Corporation for such director as of the date of such director's death (determined based on the formula described above), and (b) a projected retirement benefit calculated in January 1997 based on the director's age and assumed increases in director's fees prior to such director attaining the age of 65. This death benefit is payable to the beneficiary in monthly installments over ten years. By way of example, if Mr. Prezeau were to have become deceased in fiscal year 2006, his estate would have been entitled to receive a $9,790 death benefit.

The Corporation may amend or terminate this plan at any time prior to termination of service by the director, provided that all benefits accrued by the Corporation as of the date of such termination or amendment shall be fully vested; and, provided further, that the plan may not be amended or terminated after a change of control (as defined) unless the director consents thereto.

                          STOCK OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL SHAREHOLDERS

The following table presents information about the beneficial ownership of the Corporation's common stock at March 31, 2007 by each person who is known by the Corporation to beneficially own more than five percent (5%) of the issued and outstanding common stock, each director and each of the Corporation's executive officers for whom individual information is required to be set forth in this proxy statement under rules of the Securities and Exchange Commission, and by directors and all executive officers as a group.

-----------------------------------------------------------------------------------------------
                                            COMMON STOCK
                                                                   Number of
                                                                     Shares
                                                                  Beneficially      Percent of
               Name of Beneficial Owner                               Owned           Class
               ------------------------                               -----           -----
-----------------------------------------------------------------------------------------------
Douglas Anderson, Director                                               929 (1)        *
-----------------------------------------------------------------------------------------------
Barbara Bell Coleman, Director                                         1,177            *
-----------------------------------------------------------------------------------------------
Eugene Giscombe, Director                                             10,580 (2)        7.98%
-----------------------------------------------------------------------------------------------
Louis E. Prezeau, Director, President and CEO                         23,218 (3)       17.51%
-----------------------------------------------------------------------------------------------
Lemar C. Whigham, Director                                             9,624 (4)        7.26%
-----------------------------------------------------------------------------------------------
Veronica T. Gilbert, Senior Vice President                               115            *
-----------------------------------------------------------------------------------------------
Raul Oseguera, Senior Vice President                                     750            *
-----------------------------------------------------------------------------------------------
Stanley M. Weeks, Executive Vice President                               408            *
-----------------------------------------------------------------------------------------------
Edward R. Wright, Senior Vice President                                5,002            3.77%
-----------------------------------------------------------------------------------------------
Directors and named executive officers as a group (9 persons)         51,803           39.06%
-----------------------------------------------------------------------------------------------
Carolyn M. Whigham, 5% stockholder                                     8,495            6.40%
-----------------------------------------------------------------------------------------------

(1)   Includes 664 shares held by his sons.
(2)   Includes 780 shares held by his wife.
(3) Includes 2,375 shares held by his sons, 110 shares held by his daughter and 1,402 shares held by his wife.
(4)   Includes 1,064 shares held by his wife.
*     Less than 1%

                             THE EXECUTIVE OFFICERS

Listed below is certain information concerning the current executive officers of the Corporation.

-----------------------------------------------------------------------------------------------------------------------
                               In Office
       Name            Age       Since                            Office and Business Experience
       ----            ---       -----                            ------------------------------
-----------------------------------------------------------------------------------------------------------------------
Louis E. Prezeau       64        1989      President and Chief Executive Officer, City National Bancshares Corporation
                                           and City National Bank of New Jersey

-----------------------------------------------------------------------------------------------------------------------
Stanley Weeks          50        1994      Senior Vice President and Chief Credit Officer, City National Bank of
                                           New Jersey; 1984-1994, Vice President, First Fidelity Bank, N.A.

-----------------------------------------------------------------------------------------------------------------------
Edward R. Wright       61        1994      Senior Vice President and Chief Financial Officer, City National Bancshares
                                           Corporation and City National Bank of New Jersey; 1978-1994, Executive Vice
                                           President and Chief Financial Officer, Rock Financial Corporation

-----------------------------------------------------------------------------------------------------------------------
Veronica T. Gilbert    47        1999      Senior Vice President, City National Bank of New Jersey; 1987-1999 National
                                           Bank Examiner and Field Officer Analyst, Office of the Comptroller of the
                                           Currency

-----------------------------------------------------------------------------------------------------------------------
Raul Oseguera          41        1990      Senior Vice President, City National Bank of New Jersey, Vice President,
                                           City National Bank of New Jersey
-----------------------------------------------------------------------------------------------------------------------

                                              EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
The Board of Directors, through its Personnel/Director and Management Review Committee, is responsible for establishing and monitoring compensation levels. The primary factors that affect compensation are the Corporation's operating results, the individual's job performance and peer group compensation comparisons. The key components of executive compensation are base salary and annual bonuses, which are performance based, and retirement and welfare benefits, which are non-performance based.

Salary
In setting base salaries, the Board takes into account the responsibilities of the position. Salary levels are reviewed annually and adjustments are made in the year following the year being reviewed, based on individual job performance, overall Corporation performance, peer group analysis and cost-of-living considerations. The only employment contract is with the President and CEO.

Cash Bonus
Cash bonuses are part of an incentive program and are tied to the performance of the Corporation against approved budgeted projections and the executives' performance against personal goals and objectives. The Corporation's performance is measured by budgeted net income.

Non-performance Based Compensation Elements
Certain executive officers participate in a supplemental employee retirement plan (the "Plan"). Executive officers are eligible to participate in the plan after one year of service with the Corporation. Upon reaching "normal retirement age" as defined, executives will receive an annual benefit equal to 40% of the annual base salary received by the executive during the last complete fiscal year of his or her service as an employee (the "normal retirement benefit") except in the case of Mr. Prezeau, who will receive 60%. If the executive dies while in active service to the Corporation, the beneficiary of the executive will receive an amount equal to the greater of that part of the normal retirement benefit accrued by the Corporation for the executive as of the date of the executive's death or the projected retirement benefit calculated based on the executive's age and other assumptions regarding increases in base salary. This death benefit is payable to the beneficiary in equal monthly installments over 15 years.

If the executive's employment with the Corporation is terminated for any reason (other than death) prior to the executive attaining the age of 65, the executive shall receive the same benefit payable over the same period of time multiplied by a fraction the numerator of which is the executive's years of service prior to termination of employment and the denominator of which is the years of service the executive would have had had the executive's employment terminated when he was 65.

Upon a change of control of the Corporation (which is defined in the Plan as a change in the ownership or effective control of the Corporation, as defined in Internal Revenue Code Section 409A) followed at any time during the succeeding 12 months by a cessation in the executive's employment for reasons other than death, disability or retirement, the executive shall receive a lump sum payment equal to the present value of the stream of payments the executive would have received had he qualified for the normal retirement benefit. If a change of control had occurred at December 31, 2006, the executive officers would have received the following lump sum payments: Mr. Prezeau - $1,605,028; Ms. Gilbert
- $518,486;  Mr. Weeks - $612,437;  Mr.  Wright - $562,042;  and Mr.  Oseguera -
$446,717.

The following table provides information related to the Plan for the executive officers as of the year ended December 31, 2006.

                                    Pension Benefits Table
------------------------------------------------------------------------------------------
                                                 Present Value of
                        Number of Years of    Accumulated Benefits    Payments During Last
      Name               Credited Service      (Accrued 12-31-06)         Fiscal Year
      ----               ----------------      ------------------         -----------
------------------------------------------------------------------------------------------
Louis E. Prezeau               17                   $995,469                 $--
------------------------------------------------------------------------------------------
Louis E. Prezeau(1)            17                    $54,062                 $--
------------------------------------------------------------------------------------------
Stanley M. Weeks               12                    $89,839                 $--
------------------------------------------------------------------------------------------
Edward R. Wright               12                   $239,178                 $--
------------------------------------------------------------------------------------------
Veronica T. Gilbert             7                    $47,933                 $--
------------------------------------------------------------------------------------------
Raul Oseguera                  16                     $3,696                 $--
------------------------------------------------------------------------------------------

(1) This item relates to Mr. Prezeau's benefits under the Directors Retirement Plan.

Other Benefits
Executive officers are eligible to participate (as are all officers and employees who meet service requirements under the several plans) in other components of the benefit package described below.

   >>    401(k) plan
   >>    Medical and dental health insurance plans
   >>    Life insurance plans.

                                            Summary Compensation Table

The following table summarizes compensation in 2006 for services to the Corporation and the Bank paid to the Chief Executive Officer, Chief Financial Officer and to the three other executive officers of the Corporation.

----------------------------------------------------------------------------------------------------------------
                                                                      Change in
                                                                     Pension Value
                                                                       and Non-
                                                                      Qualified
                                                                       Deferred
                Name and                                             Compensation       All Other
            Principal Position             Salary          Bonus      Earnings (1)    Compensation      Total
----------------------------------------------------------------------------------------------------------------
Louis E. Prezeau                           $244,000       $70,000      $176,438        $39,704  (2)    $541,157
  President and Chief Executive
  Officer, City National Bancshares
  Corporation and City National Bank
  of New Jersey
----------------------------------------------------------------------------------------------------------------
Stanley M. Weeks                           $136,000        $19,400      $16,231        $ 8,200  (3)    $179,831
  Executive Vice President and Chief
  Credit Officer, City National Bank of
  New Jersey
----------------------------------------------------------------------------------------------------------------
Edward R. Wright                           $121,500        $14,038      $42,354         $9,645  (4)    $187,537
  Senior Vice President and Chief
  Financial Officer, City National
  Bancshares Corporation and City
  National Bank of New Jersey
----------------------------------------------------------------------------------------------------------------
Veronica T. Gilbert                        $115,000        $10,785      $11,123         $8,205  (5)    $145,113
  Senior Vice President, City National
  Bank of New Jersey
----------------------------------------------------------------------------------------------------------------
Raul Oseguera                              $98,000         $10,000       $3,696         $5,940  (6)    $117,586
  Senior Vice President, City National
  of Bank New Jersey
----------------------------------------------------------------------------------------------------------------

(1) Represents the change in the net present value of benefits between 2005 and 2006 taking into consideration each executive's age, an interest rate discount factor and their remaining time until retirement.
(2) Includes payments made under the Corporation's profit sharing plan of $5,773, insurance premiums paid on a life insurance policy on the life of Mr. Prezeau of $3,200, reimbursement for nonaccountable expenses of $18,000, and $12,731 representing Mr. Prezeau's personal use of a bank-leased automobile, respectively.
(3) Includes payments made under the Corporation's profit sharing plan of $3,400 and automobile allowance payments of $4,800.
(4) Includes payments made under the Corporation's profit sharing plan of $3,645 and automobile allowance payments of $6,000.
(5) Includes payments made under the Corporation's profit sharing plan of $3,405 and automobile allowance payments of $4,800.
(6) Includes payments made under the Corporation's profit sharing plan of $2,940 and automobile allowance payments of $3,000.

Prezeau Employment Agreement
Effective as of May 2006, the Bank and the Corporation renewed an employment agreement (the "Agreement") with Mr. Prezeau to serve as the President and Chief Executive Officer of both entities. The Agreement is for a term of three years. Under the Agreement, Mr. Prezeau is to receive an annual salary of $268,000, which may be increased from time to time at the discretion of the Board.
Additionally, Mr. Prezeau is to receive an annual performance bonus at least equal to:

      >> 10% of the amount of earnings, as defined, of the Corporation for each year that exceed 10% but are less than 15% of the amount of the Corporation's common stockholders' equity, plus;
                                                       ----

      >> 20% of the amount of earnings, as defined, of the Corporation for such year that exceeds 15% of the amount of the Corporation's common stockholders' equity.

The performance bonus shall be paid in cash or common stock of the Corporation, at the election of Mr. Prezeau.

Upon the completion of his annual performance review, Mr. Prezeau may be granted shares of the Corporation's common stock or option to purchase such stock at a price to be determined at the time the stock or option is granted. The agreement further specifies that in the event Mr. Prezeau is terminated without cause ("cause" is defined as breach of fiduciary duty involving personal honesty, commission of a felony or misdemeanor involving dishonesty or moral turpitude, commission of embezzlement or fraud against the Corporation or its affiliates, in each case which is material in amount or results in an injury to the Corporation or its reputation, continuous or habitual alcohol or drug abuse, habitual unexcused absence or continuous gross negligence or willful disregard for his duties required under the Agreement), Mr. Prezeau shall receive in one lump sum in addition to all other amounts accrued and payable under this Agreement, an amount equal to two times his then applicable base salary plus an amount equal to his most recently earned performance bonus. If such a termination without cause were to have occurred at December 31, 2006, he would have been entitled to a lump sum payment of $606,000.

If the Corporation and the Bank do not offer to renew the Agreement upon its termination under terms satisfactory to Mr. Prezeau, then Mr. Prezeau shall receive a lump sum amount equal to two times his then applicable base salary plus an amount equal to his most recently earned performance bonus. If the contract had not been renewed under terms satisfactory to Mr. Prezeau at December 31, 2006, he would have been entitled to a lump sum payment of $606,000.

If Mr. Prezeau terminates his employment due to a "change in control" (which is defined as a change of control that requires approval under the Change in Bank Control Act, 12 U.S.C. Section 1817(j), and which is not approved by the Board of Directors prior to such change in control) of the Corporation, then Mr. Prezeau shall receive a lump sum amount equal to two times his then applicable base salary plus an amount equal to his most recently earned performance bonus. Had a change of control occurred at December 31, 2006, and Mr. Prezeau's agreement terminated, he would have been entitled to a lump sum payment of $606,000.

Upon termination of the employment agreement in circumstances other than the foregoing, Mr. Prezeau is entitled to receive accrued and unpaid salary, bonuses and other vested compensation and benefits thereunder as of such termination date.

Mr. Prezeau is also entitled to fringe, medical, health and life insurance benefits, including life insurance for an amount of up to three times his base salary then in effect and the use of an automobile. Upon termination of such agreement, subject to certain exceptions, Mr. Prezeau is entitled to continued life and health coverage for a period of two (2) years.

                          REPORT OF THE AUDIT COMMITTEE

In  connection  with the  December  31,  2006  financial  statements,  the Audit
Committee: (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent public accountants the matters required by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants; and (3) received and discussed with the independent auditors the matters required by Independence Standards Board Statement No. 1, Independence Discussions with Audit Committee, as amended, by the Independence Standards Board.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the Securities Exchange Committee.

Eugene Giscombe
Lemar Whigham

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All members of the Personnel/Director and Management Review Committee (see section titled "Meetings of the Board of Directors and Committees" elsewhere in this Proxy), or their affiliates, engaged in loan transactions with the Bank during 2006. All such loans were made in the ordinary course of business on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable loans with others and did not involve more than the normal risk of collectibility or present other unfavorable features.


        REPORT OF THE PERSONNEL/DIRECTOR AND MANAGEMENT REVIEW COMMITTEE

We have reviewed and discussed the Compensation Discussion and Analysis with management and, based upon that discussion, we recommend that the section be included in the Corporation's proxy materials.

Eugene Giscombe
Lemar Whigham
Barbara Bell Coleman
Louis E. Prezeau

                          TRANSACTIONS WITH MANAGEMENT

The Bank has made loans to its directors and executive officers and their associates, and assuming continued compliance with generally applicable credit standards, it expects to continue to make such loans. These loans were made in the ordinary course of business on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable loans with others and did not involve more than the normal risk of collectibility or present other unfavorable features.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's executive officers and directors, and any persons owning ten percent or more of the Corporation's common stock, to file in their personal capacities initial statements of beneficial ownership, statements of changes in beneficial ownership and annual statements of beneficial ownership with the SEC. The rules of the SEC regarding the filing of such statements require that late filings of such statements be disclosed in the proxy statement. Based solely on a review of the copies of Forms 3, 4 and 5, and amendments thereto furnished to the Corporation during the year ended December 31, 2006, the Corporation believes that no director, executive officer or greater than ten percent shareholder failed to file on a timely basis the reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during, or with respect to the year ended December 31, 2006.

                              STOCKHOLDER PROPOSALS

Stockholders who intend to present proposals at the 2008 Annual Meeting of Stockholders must present a written proposal to the Corporation by December 21, 2007 (in accordance with the section titled "Stockholder Communications with Directors" contained elsewhere in this Proxy), for inclusion in the Corporation's proxy statement.

                                  OTHER MATTERS

Management knows of no other business scheduled for consideration at the meeting. Should any matter properly come before the meeting or any adjournment thereof, it is intended that proxies will vote in accordance with their best judgment.

                                        By order of the Board of Directors


                                        /s/ Lemar C. Whigham


                                        Lemar C. Whigham
                                        Secretary

April 17, 2007

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE
                                 REVOCABLE PROXY
                      CITY NATIONAL BANCSHARES CORPORATION

                    PROXY SOLICITED ON BEHALF OF THE BOARD OF
                      DIRECTORS FOR THE ANNUAL MEETING OF
                          STOCKHOLDERS ON MAY 16, 2007

      The undersigned hereby appoints Edward R. Wright and Stanley Weeks, and each of them, as the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of CITY NATIONAL BANCSHARES CORPORATION to be held at the Corporation's headquarters located at 900 Broad Street, Newark, New Jersey on Wednesday, May 16, 2007 at 6:00 p.m., and at any adjournments thereof, on all matters coming before such meeting.


                                                                  With-  For All
                                                            For   hold   Except

1.    The election of two directors listed (except as       [_]   [_]      [_]
      marked to the contrary below):

      Barbara Bell Coleman    Lemar C. Whigham

INSTRUCTION:To withhold authority to vote for any individual nominee, mark "For All Except"and write that nominee's name in the space provided below.


--------------------------------------------------------------------------------

                                                            For  Against Abstain
2.    The ratification of the appointment of KPMG LLP as    [_]   [_]      [_]
      the Corporation's indepenent registered auditors for the fiscal year ending December 31, 2007.

      In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS APPEARING ON THIS CARD. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS 1 OR 2. THIS PROXY WILL BE VOTED "FOR" SUCH ITEM. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

      Receipt herewith of the Company's Annual Report and notice of meeting and proxy statement dated April 18, 2007 is hereby acknowledged.

      Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee, guardian, partner, or corporate officer please give FULL title.

                                                        ------------------------
         Please be sure to sign and date                | Date                 |
           this Proxy in the box below.                 |                      |
--------------------------------------------------------------------------------
|                                                                              |
|                                                                              |
-----------Stockholder sign above----------Co-holder (if any) sign above-------

--------------------------------------------------------------------------------
   Detach above card, sign, date and mail in postage paid envelope provided.

                      CITY NATIONAL BANCSHARES CORPORATION

--------------------------------------------------------------------------------
                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

----------------------------------

----------------------------------

----------------------------------